UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2020

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2020, Kathryn V. Marinello resigned from her position as President and Chief Executive Officer of Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (“Hertz”) (collectively, the “Company”) and from any office at any affiliated entity of the Company and resigned as a member of the Company’s Board of Directors (the “Board”). If requested by the Company, Ms. Marinello has agreed to provide consulting and transition services to the Company upon mutual agreement of the terms and conditions.

On May 16, 2020, the Board appointed Paul E. Stone, the Company’s Executive Vice President and Chief Retail Operations Officer North America, to serve as President and Chief Executive Officer of the Company and as a Director on the Board.

Mr. Stone, 50, has served as Executive Vice President and Chief Retail Operations Officer North America of the Company since March 2018. Prior to that, Mr. Stone most recently served as the Chief Retail Officer at Cabela’s Inc., an outdoor outfitter retail company, from November 2015 to December 2017. Prior to joining Cabela’s Inc., Mr. Stone spent 28 years growing his career with Sam’s Club, a retail warehouse subsidiary of Walmart Inc., a multinational retail corporation, most-recently as Senior Vice President - West Division from 2007 to 2015, where he led operations upwards of 200 locations with more than 30,000 employees.

Pursuant to his appointment, effective May 16, 2020, the Company entered into an Amended and Restated Offer Letter, Confidentiality and Non-Competition Agreement with Mr. Stone (the “Amended Offer Letter”). This Amended Offer Letter amends and replaces in its entirety Mr. Stone’s Offer Letter with Hertz, dated February 27, 2018, and his Confidentiality and Non-Competition Agreement with the Company, dated February 28, 2018, which was incorporated by reference into his original Offer Letter.

Under the terms of the Amended Offer Letter, Mr. Stone or the Company may terminate the employment relationship at any time, for any reason. Mr. Stone is entitled to receive an annual base salary of $1,000,000. Additionally, Mr. Stone will (i) be eligible to receive a key employee retention bonus; (ii) continue to participate in the Company’s Severance Plan for Senior Executives; (iii) continue to receive a Company-provided vehicle for personal and professional use; (iv) continue to be eligible for four (4) weeks of vacation per the terms and conditions of the Company’s vacation policy; and (v) be eligible to participate in the employee benefit plans and arrangements generally offered to other U.S. senior executives of the Company.

The Amended Offer Letter provides for restrictions on (i) competing with the Company while employed and for a period of eighteen (18) months following a termination of employment for any reason; (ii) soliciting employees and customers or prospective customers of the Company while employed and for a period of eighteen (18) months following a termination of employment for any reason; (iii) disclosing confidential information while employed and perpetually thereafter; and (iv) disparaging the Company while employed and perpetually thereafter.

The foregoing description of the Amended Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amended Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The selection of Mr. Stone to serve as President and Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Stone and any director or executive officer of the Company, and there are no transactions between Mr. Stone and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

ITEM 7.01 REGULATION FD DISCLOSURE.

On May 18, 2020, the Company issued a press release announcing the resignation of Ms. Marinello and the appointment of Mr. Stone as President and Chief Executive Officer and as a Director on the Board.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 EXHIBITS.

(d) Exhibits

Exhibit Number	Title
10.1	Amendment to Offer Letter between Paul E. Stone and The Hertz Corporation
99.1	Press release, dated May 18, 2020
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL
104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ JAMERE JACKSON
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer

Date:  May 18, 2020